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                                                                    EXHIBIT 99.1

                                 Press Release


ATLANTA, March 3, 2000 -- Centennial HealthCare Corporation (Nasdaq: CTEN), announced today that on March 2, 2000 it received a complaint filed in the Superior Court of Fulton County, State of Georgia filed by Crandon Capitol Partners as a purported class action for compensatory damages and injunctive relief arising from the Merger Agreement between Centennial and an affiliate of E.M. Warburg, Pincus & Co., LLC. The complaint names Centennial and its directors as defendants and alleges that defendants breached their fiduciary duties in connection with the proposed merger by, among other things, failing to conduct an auction or other suitable market check, failing to consider other strategic alternatives and accepting insufficient consideration.

Centennial believes that the claims are without merit and will be defended vigorously.

Centennial HealthCare Corporation, headquartered in Atlanta, Georgia, provides a broad range of long-term care services to meet the medical needs of elderly and post-acute patients. The Company currently operates 100 owned, leased and managed skilled nursing facilities located in 21 states and the District of Columbia. In addition, through its subsidiaries, the Company provides comprehensive rehabilitation services and home healthcare services.

ALL STATEMENTS CONTAINED HEREIN THAT ARE NOT HISTORICAL FACT ARE BASED ON CURRENT EXPECTATIONS. THESE STATEMENTS ARE FORWARD-LOOKING AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY. ALL SUCH STATEMENTS SHOULD BE CONSIDERED WITH REGARD TO THE RISK FACTORS DESCRIBED IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY CAUTIONS READERS NOT TO PLACE UNDUE RELIANCE ON ANY SUCH FORWARD-LOOKING STATEMENT, WHICH STATEMENTS SPEAK ONLY AS OF THE DATE MADE.